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                                                                    EXHIBIT 99.2


                               February 28, 2000



VIA FEDERAL EXPRESS
-------------------

Saratoga Institute
3500 Pruneridge Avenue
Suite 380
Santa Clara, CA 95051


      Re:   Websense, Inc.
            --------------

Dear Ms. Vigo

      This letter is sent to notify you that Websense, Inc. has filed a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC"). After we obtain approval from the SEC, we intend to distribute copies of our prospectus that include the name of the Saratoga Institute ("Saratoga") and information set forth in the study that Saratoga completed on our behalf.

      Attached for your review, please find the "Industry Background" section of the Registration Statement that references your institution. This section references Saratoga in connection with a study regarding Internet use in the workplace. This study was commissioned by Websense performed by Saratoga and is titled "Survey on Internet Misuse in the Workplace" (the "Survey").

      Please countersign this letter to indicate your consent to the use of the name "Saratoga Institute" and the inclusion of the information from the Survey contained in the Industry Background section of our Registration Statement. If you have any questions, please contact me at the above listed number as soon as possible.

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                                        Very truly yours,

                                        WEBSENSE, INC.



                                        By: /s/ D.C. WRIDE
                                            -----------------------------------

                                        TITLE: CFO
                                               --------------------------------


ACKNOWLEDGED AND AGREED

SARATOGA INSTITUTE


By: /s/ VICKIE VIGO
    -------------------------------

Title: Manager, Marketing &
       Communications
       ----------------------------
       3/1/00

Enclosures

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